PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS

EARNINGS FOR SECOND QUARTER 2026

QUAKERTOWN, PA (July 28, 2026) QNB Corp. (the “Company” or “QNB”) (OTCQX: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the second quarter of 2026 of $3,015,000 or $0.60 per share on a diluted basis. The acquisition of Victory Bancorp, Inc. ("Victory"), a highly complementary community banking franchise headquartered in Limerick, Pennsylvania, was officially closed on April 1, 2026, creating a franchise with nearly $2.4 billion in assets and expanding our presence deeper into Montgomery County. This strategic combination brings together two relationship-focused institutions with shared values, similar operating cultures, and strong community ties. Results for the three and six months of 2026 include three months of post-merger activity related to the acquisition of Victory. Net income for the second quarter of 2026 included merger-related cost, net of tax, of $2,227,000. Excluding the impact of the merger-related costs, net income was $ 5,242,000 and adjusted diluted earnings per share was $1.05*. This compares to net income of $3,883,000, or $1.04 per share on a diluted basis, for the same period in 2025. For the six months ended June 30, 2026, QNB reported net income of $5,780,000, or $1.32 per share on a diluted basis. Net income included merger-related costs, net of tax, of $3,249,000. Excluding the impact of the merger-related cost, net income was $ 9,029,000 and adjusted diluted earnings per share was $2.06*. This compares to net income of $6,461,000, or $1.74 per share on a diluted basis, reported for the same period in 2025. The merger-related costs are significant one-time costs and are not normal recurring operating expenses.

For the second quarter ended June 30, 2026, the annualized rate of return on average assets (ROAA) and average shareholders’ equity (ROAE) was 0.50% and 6.65%, respectively. Adjusted ROAA and ROAE, excluding the impact of the merger-related cost, for the three-month period of 2026 was 0.88% and 11.56%, respectively*. This compares with 0.83% and 14.25%, respectively, for the second quarter 2025. For the six months ended June 30, 2026, QNB reported ROAA and ROAE was 0.54% and 7.38%, respectively. Adjusted ROAA and ROAE, excluding the impact of the merger-related cost, for the six-month period of 2026 was 0.85% and 11.54%, respectively*. This compares with 0.69% and 12.02%, respectively, for the same period in 2025.

* QNB uses non-GAAP financial information in its analysis of performance. These non-GAAP ratios and calculations provide a better understanding of ongoing operations and comparability with prior period results by showing the effects of significant gains and charges in the periods presented. QNB believes that investors may use these non-GAAP measures to analyze QNB’s financial performance without the impact of unusual items or events that may obscure trends. This non-GAAP data is not a substitute for GAAP results and should be considered in addition to results prepared in accordance with GAAP. Non-GAAP financial measures include risks as companies might calculate these measures differently and persons might disagree as to the appropriateness of items included in these measures. Please see attached table "Impact of Merger-Related Costs--GAAP to Non-GAAP Measure Reconciliation."

The operating performance of the Bank, a wholly-owned subsidiary of QNB Corp., included three months of post-merger activity and improved for the quarter ended June 30, 2026, in comparison with the same period in 2025, due primarily to improvement in the interest margin causing a $6,072,000 increase in net interest income and a $499,000 increase in non-interest income; this was partly offset by an increase in non-interest expense of $6,377,000 of which $2,677,000 was due to merger-related costs. The contribution from QNB Corp., which included three months of post-merger activity, for the quarter ended June 30, 2026, declined compared with the same period in 2025, primarily due to a decrease in net interest income of $400,000, related to the subordinated debt acquired in the acquisition, and an increase in non-interest expense of $790,000, primarily due to merger-related expenses of $407,000.

The following table presents disaggregated net income (loss):

	Three months ended,			Six months ended,
	6/30/2026	6/30/2025	Variance	6/30/2026	6/30/2025	Variance
QNB Bank	$4,575,000	$4,679,000	$(104,000)	$8,334,000	$7,971,000	$363,000
QNB Corp	(1,560,000)	(796,000)	(764,000)	(2,554,000)	(1,510,000)	(1,044,000)
Consolidated net income	$3,015,000	$3,883,000	$(868,000)	$5,780,000	$6,461,000	$(681,000)

Adjusted Consolidated net income excluding impact of merger-related costs (Non-GAAP*)	$5,242,000	$3,883,000	$1,359,000	$9,029,000	$6,461,000	$2,568,000

Total assets as of June 30, 2026 were $2,398,970,000 compared with $1,906,005,000 at December 31, 2025. Loans receivable increased to $1,716,599,000 and total deposits increased to $2,067,151,000.

“Our second-quarter results reflect the strength of our core banking franchise and the successful completion of the Victory Bancorp acquisition,” said Dave Freeman, President and Chief Executive Officer. “While reported earnings were impacted by merger-related expenses, adjusted results demonstrated meaningful earnings growth driven by higher net interest income, improved net interest margin, and the addition of a quality loan and deposit portfolio. We are pleased with the early results of the integration and remain focused on delivering long-term value for our shareholders, customers, and communities.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended June 2026 totaled $18,351,000, an increase of $5,699,000, from the same period in 2025. Tax-equivalent net interest margin was 3.16% for the second quarter of 2026 and 2.69% for the same period in 2025, an increase of 47 basis points. Tax-equivalent net interest margin was 3.00% for the six months ended June 30, 2026, compared with 2.60% for the same period in 2025.

The yield on earning assets was 5.26% for the second quarter of 2026 compared to 4.90% for the second quarter of 2025, an increase of 36 basis points. For the six-month period ended June 30, 2026, the yield on earning assets was 5.06%, compared with 4.85% for the same period in 2025; an increase of 21 basis points.

The cost of interest-bearing liabilities was 2.54% for the second quarter ended June 30, 2026, compared with 2.68% for the same period in 2025, a decrease of 14 basis points. For the six-month period ended June 30, 2026, the cost of interest-bearing liabilities was 2.49%, compared with 2.72% for the same period in 2025, a decrease of 23 basis points.

Quarterly average loan growth of $493,981,000 was offset by an increase in average deposits of $426,776,000 an increase in subordinated debt of $14,850,000 and an increase in shareholders' equity of $72,612,000, primarily due to the acquisition as $408,379,000 in loans, $409,165,000 in deposits and $47,101,000 in equity were added upon the close of the Victory merger. Loan growth was primarily in commercial real estate, which comprised 54.4% of average earning assets in the second quarter of 2026 compared with 45.5% for the same period in 2025, and the increases in both rates and volume in commercial real estate loans contributed to the 29 basis-point increase in the yield on loans. The average rate paid on interest-bearing deposits decreased 12 basis points. The ten basis point decrease in the rate on subordinated debt was due to volume.

Asset Quality, Provision for Credit Losses on Loans and Allowance for Credit Losses

QNB recorded a $218,000 provision for credit losses on loans in the second quarter of 2026 compared to a $145,000 reversal of provision in the second quarter of 2025. QNB recorded a $521,000 provision for credit losses on loans in the six months ended June 30, 2026 compared to a $406,000 provision in the same period of 2025. QNB added $3,020,00 in allowance for credit losses due to the acquisition. QNB's allowance for credit losses on loans of $12,770,000 represents 0.74% of loans receivable at June 30, 2026, compared to $9,215,000, or 0.73% of loans receivable at December 31, 2025. Net loan recoveries were $1,000 for the quarter ended June 30, 2026, compared with recoveries of $16,000 for the same period in 2025. Net recoveries for the six months ended June 30, 2026 were $14,000 compared with recoveries of $19,000 for the same period of 2025.

Total non-performing loans, which represent loans on non-accrual status and loans past due 90 days or more and still accruing interest, were $10,418,000, or 0.61% of loans receivable at June 30, 2026, compared with $8,793,000, or 0.70% of loans receivable at December 31, 2025. The increase was primarily due to two commercial and one retail customer. In cases where there is a collateral shortfall on non-accrual loans, specific reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At June 30, 2026, $7,832,000, or approximately 75% of the loans classified as non-accrual, are current or past due less than 30 days. Commercial loans classified as substandard or doubtful loans totaled $49,159,000 at June 30, 2026, compared with $39,516,000 at December 31, 2025, an increase of $9,937,000 which includes $6,475,000 of commercial real estate loans and $3,808,000 of commercial and industrial loans acquired.

Non-Interest Income

Total non-interest income for 2026 includes three months of impact from the acquisition. Noninterest income was $2,139,000 for the second quarter of 2026 compared with $1,652,000 for the same period in 2025; and $3,940,000 for the six months ended June 30, 2026 compared with $3,236,000 for the same period of 2025. The Bank also completed the exchange offer to convert its Visa B-2 shares to B-3 and C shares; the Bank subsequently converted one-third of the Visa C shares to Visa A shares and recorded a $268,000 unrealized gain. Non-interest income for the three- and six-months ended June 30, 2026 also included $96,000 of realized gains on the sales of investment securities and a $303,000 loss on the termination of an interest-rate swap acquired in the acquisition.

Fees for services to customers increased $173,000 for the quarter ended June, 2026, as overdraft fees increased $44,000 and other deposit-related fees increased $127,000. ATM and debit card income increased $87,000. Retail brokerage and advisory income increased $8,000 for the same period. Other non-interest income increased $126,000 for the same period due to an increase in bank-owned life insurance of $52,000, an increase in letter of credit fees of $44,000 and an increase in gains on sales of loans of $32,000.

Fees for services to customers increased $239,000 for the six months ended June, 2026, as overdraft fees increased $97,000 and other deposit-related fees increased $142,000. ATM and debit card income increased $172,000. Retail brokerage and advisory income increased $70,000 for the same six-month period. Other non-interest income increased $140,000 for the six-month period due to an increase in bank-owned life insurance of $57,000, an increase in letter of credit fees of $43,000 and an increase in gains on sales of loans of $22,000.

Non-Interest Expense

Total non-interest expense for 2026 includes three months of impact from the acquisition. Total non-interest expense was $16,436,000 for the second quarter of 2026 compared with $9,562,000 for the same period in 2025. Excluding pre-tax merger-related costs of $3,084,000, non-interest expense increased $3,790,000 for the second quarter of 2026, compared to the same period in 2025. Total non-interest expense was $27,574,000 for the six months ended June 30, 2026 compared with $18,931,000 for the same period in 2025. Excluding pre-tax merger-related costs of $3,972,000, non-interest expense increased $4,671,000 for the six months ended June 30, 2026, compared to the same period in 2025.

Salaries and benefits expense increased $1,949,000 to $7,200,000 in the second quarter of 2026, compared to the same period in 2025. Salary expense and related payroll taxes increased $1,570,000 to $6,017,000 and benefits expense increased $379,000 to $1,183,000 when comparing the two periods.

For the second quarter of 2026, net occupancy and furniture and equipment expense increased $508,000 to $2,189,000; software maintenance increased $291,000, rental expense increased $135,000 and other maintenance, utilities and costs increased $82,000. Other non-interest expense for the second quarter increased $1,333,000 due to an increase in third-party services of $405,000, core deposit amortization of $332,000, bank shares tax increased $205,000, business development cost increased $82,000, director fees increased $65,000, debit card expense increased $50,000, courier expense increased $36,000, FDIC insurance increased $33,000, communications and supplies increased $30,000, additional make-whole agreement reserve of $23,000 related the Visa stock exchange, regulatory assessments increased $22,000 and various other expenses increased a net total of $50,000. Six-month results for non-interest expense are similar to those discussed for the second quarter of 2026.

Income Taxes

Provision for income taxes decreased $188,000 to $817,000 in the second quarter of 2026 and decreased $105,000 to $1,524,000 for the six months ended June 30, 2026, due to lower taxable income, compared with the same periods in 2025. The effective tax rate increased for both the three- and six-month periods ended June 30, 2026 to 21.3% and 20.9%, respectively, from 20.6% and 20.1% for the same periods in 2025, respectively, due non-taxable merger-related costs.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates fourteen branches in Bucks, Lehigh and Montgomery Counties along with two loan production offices in Montgomery and Berks Counties. The Bank offers commercial, small business, and personal customers banking services, borrowing solutions, and cash management tools in the communities they serve. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@QNBbank.com	jlehocky@QNBbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands)
Balance Sheet (Period End)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Assets	$2,398,970	$1,923,123	$1,906,005	$1,903,244	$1,884,828
Cash and cash equivalents	79,340	56,603	50,297	66,331	66,471
Investment securities
Debt securities, AFS	516,978	528,007	542,830	538,318	544,262
Loans held-for-sale	395	1,199	246	—	1,166
Loans receivable	1,716,599	1,282,773	1,262,074	1,246,529	1,218,539
Allowance for credit losses on loans	(12,770)	(9,531)	(9,215)	(9,255)	(9,169)
Net loans	1,703,829	1,273,242	1,252,859	1,237,274	1,209,370
Deposits	2,067,151	1,653,431	1,642,511	1,681,540	1,651,667
Demand, non-interest bearing	266,120	187,580	189,957	189,492	201,460
Interest-bearing demand, money market and savings	1,367,300	1,099,480	1,076,757	1,104,761	1,060,688
Time	433,731	366,371	375,797	387,287	389,519
Short-term borrowings	75,428	86,806	80,601	48,703	67,464
Long-term debt	—	—	—	—	—
Subordinated debt	54,018	39,318	39,268	39,218	39,168
Shareholders' equity	183,514	131,384	129,563	121,487	113,269

Asset Quality Data (Period End)
Non-accrual loans	$10,418	$9,614	$8,793	$8,947	$8,947
Loans past due 90 days or more and still accruing	—	—	—	—	—
Non-performing loans	10,418	9,614	8,793	8,947	8,947
Other real estate owned and repossessed assets	—	—	—	—	—
Non-performing assets	$10,418	$9,614	$8,793	$8,947	$8,947

Allowance for credit losses on loans	$12,770	$9,531	$9,215	$9,255	$9,169

Non-performing loans / Loans excluding held-for-sale	0.61%	0.75%	0.70%	0.72%	0.73%
Non-performing assets / Assets	0.43%	0.50%	0.46%	0.47%	0.47%
Allowance for credit losses on loans / Loans excluding held-for-sale	0.74%	0.74%	0.73%	0.74%	0.75%

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands, except per share data)	Three months ended,					Six months ended,
For the period:	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Interest income	$30,631	$22,476	$23,812	$23,518	$23,110	$53,107	$45,308
Interest expense	12,280	9,367	9,770	10,520	10,458	21,647	21,119
Net interest income	18,351	13,109	14,042	12,998	12,652	31,460	24,189
(Reversal of) provision for credit losses	222	300	(48)	93	(146)	522	404
Net interest income after provision for credit losses	18,129	12,809	14,090	12,905	12,798	30,938	23,785
Non-interest income:
Fees for services to customers	658	513	533	521	485	1,171	932
ATM and debit card	811	741	835	776	724	1,552	1,380
Retail brokerage and advisory income	148	203	171	196	140	351	281
Net gain on sale of securities	96	—	—	—	—	96	—
Net unrealized gain on equity securities	268	—	—	—	—	268	—
Net loss on interest-rate swap termination	(303)	—	—	—	—	(303)	—
Net (loss) gain on sale of loans	36	8	—	41	4	44	22
Other	425	336	335	313	299	761	621
Total non-interest income	2,139	1,801	1,874	1,847	1,652	3,940	3,236
Non-interest expense:
Salaries and employee benefits	7,200	5,616	5,730	5,248	5,251	12,816	10,283
Net occupancy and furniture and equipment	2,189	1,892	1,649	1,688	1,681	4,081	3,417
Merger-related expense	3,084	888	619.00	519.00	—	3,972	—
Other	3,963	2,742	2,696	2,727	2,630	6,705	5,231
Total non-interest expense	16,436	11,138	10,694	10,182	9,562	27,574	18,931
Income before income taxes	3,832	3,472	5,270	4,570	4,888	7,304	8,090
Provision for income taxes	817	707	1,289	922	1,005	1,524	1,629
Net income	$3,015	$2,765	$3,981	$3,648	$3,883	$5,780	$6,461

Share and Per Share Data:
Net income - basic	$0.61	$0.74	$1.07	$0.98	$1.05	$1.32	$1.74
Net income - diluted	$0.60	$0.73	$1.06	$0.98	$1.04	$1.32	$1.74
Book value	$36.87	$34.72	$34.65	$32.59	$30.46	$36.87	$30.46
Cash dividends	$0.39	$0.39	$0.38	$0.38	$0.38	$0.78	$0.76
Average common shares outstanding -basic	4,968,665	3,760,664	3,730,591	3,721,501	3,710,878	4,368,001	3,705,396
Average common shares outstanding -diluted	5,001,610	3,775,579	3,745,230	3,735,993	3,724,808	4,390,153	3,718,513

Selected Ratios:
Return on average asset	0.50%	0.59%	0.83%	0.76%	0.83%	0.54%	0.69%
Return on average shareholders' equity	6.65%	8.40%	12.52%	12.49%	14.25%	7.38%	12.02%
Net interest margin (tax equivalent)	3.16%	2.82%	2.95%	2.72%	2.69%	3.00%	2.60%
Efficiency ratio (tax equivalent)	79.90%	73.97%	66.79%	68.09%	66.39%	77.39%	68.43%
Average shareholders' equity to total average assets	7.59%	6.99%	6.64%	6.09%	5.79%	7.33%	5.77%
Net loan (recoveries) charge-offs	$(1)	$(13)	$(4)	$12	$(16)	$(14)	$(19)

Net loan (recoveries) charge-offs-annualized / Average loans excluding held-for-sale	0.00%	0.00%	0.00%	0.00%	-0.01%	0.00%	0.00%

Balance Sheet (Average)
Assets	$2,395,752	$1,909,962	$1,901,870	$1,904,529	$1,887,138	$2,154,199	$1,880,127
Investment securities	587,867	596,894	604,727	612,204	621,128	592,355	623,827
Loans receivable	1,709,599	1,273,380	1,249,481	1,224,490	1,216,011	1,492,696	1,213,173
Deposits	2,074,766	1,638,840	1,671,921	1,678,118	1,647,990	1,858,007	1,640,634
Shareholders' equity	181,911	133,514	126,202	115,907	109,299	157,846	108,406

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Three Months Ended
	June 30, 2026			June 30, 2025
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Federal funds sold	$1,163	3.63%	$11	$—	0.00%	$—
Investment securities:
U.S. Treasury	20,812	3.68	191	21,032	4.24	223
U.S. Government agencies	75,972	1.18	224	75,963	1.18	224
State and municipal	104,927	2.35	617	105,090	2.88	756
Mortgage-backed and CMOs	318,255	1.95	1,551	354,349	2.46	2,184
Corporate debt securities and mutual funds	67,798	5.90	1,000	64,694	6.38	1,031
Equities	103	-	-		-	-
Total investment securities	587,867	2.44	3,583	621,128	2.84	4,418
Loans:
Commercial real estate	1,276,622	6.31	20,097	863,096	5.94	12,775
Residential real estate	122,950	4.63	1,424	114,600	4.38	1,255
Home equity loans	102,997	6.13	1,575	70,666	6.41	1,130
Commercial and industrial	181,167	7.12	3,213	145,261	7.41	2,682
Consumer loans	5,328	7.59	101	3,355	7.70	65
Tax-exempt loans	21,242	5.31	281	19,347	4.23	205
Total loans, net of unearned income*	1,710,306	6.26	26,691	1,216,325	5.97	18,112
Other earning assets	45,439	4.05	429	61,355	4.45	680
Total earning assets	2,344,775	5.26	30,714	1,898,808	4.90	23,210
Cash and due from banks	28,030			13,806
Accumulated other comprehensive loss, net of tax	(45,720)			(59,921)
Allowance for credit losses on loans	(12,668)			(9,376)
Other assets	81,335			43,864
Total assets	$2,395,752			$1,887,181

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$483,798	1.19%	1,438	$376,735	0.94%	888
Municipals	150,200	3.26	1,222	146,214	3.92	1,427
Money market	386,952	2.79	2,691	259,621	2.88	1,862
Savings	352,087	1.55	1,361	281,076	1.29	901
Time < $250	358,826	3.30	2,956	334,437	3.79	3,159
Time > $250	82,968	3.56	736	51,832	4.08	527
Total interest-bearing deposits	1,814,831	2.30	10,404	1,449,915	2.42	8,764
Short-term borrowings	69,006	3.46	596	70,942	3.90	689
Long-term debt	—	—	—	5,495	4.79	67
Subordinated debt	53,991	9.48	1,280	39,141	9.58	938
Total borrowings	122,997	6.12	1,876	115,578	5.88	1,694
Total interest-bearing liabilities	1,937,828	2.54	12,280	1,565,493	2.68	10,458
Non-interest-bearing deposits	259,935			198,075
Other liabilities	16,078			14,314
Shareholders' equity	181,911			109,299
Total liabilities and
shareholders' equity	$2,395,752			$1,887,181
Net interest rate spread		2.72%			2.22%
Margin/net interest income		3.16%	$18,434		2.69%	$12,752
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Federal funds sold	$585	3.63%	$11	$—	0.00%	$—
Investment securities:
U.S. Treasury	20,819	3.70	382	20,596	4.31	440
U.S. Government agencies	75,971	1.18	448	75,962	1.18	448
State and municipal	104,727	2.33	1,220	105,172	2.87	1,510
Mortgage-backed and CMOs	321,556	1.93	3,099	358,969	2.45	4,392
Corporate debt securities and mutual funds	69,230	5.86	2,028	63,128	6.62	2,089
Equities	52	—	—	—	—	—
Total investment securities	592,355	2.42	7,177	623,827	2.85	8,879
Loans:
Commercial real estate	1,094,783	6.18	33,541	860,363	5.82	24,844
Residential real estate	122,661	4.59	2,816	114,436	4.36	2,493
Home equity loans	89,839	6.00	2,674	69,327	6.41	2,204
Commercial and industrial	161,296	7.08	5,661	146,962	7.41	5,399
Consumer loans	4,137	7.70	158	3,400	7.69	130
Tax-exempt loans	20,444	5.09	516	19,073	4.19	397
Total loans, net of unearned income*	1,493,160	6.13	45,366	1,213,561	5.89	35,467
Other earning assets	41,293	3.82	783	54,536	4.44	1,202
Total earning assets	2,127,393	5.06	53,337	1,891,924	4.85	45,548
Cash and due from banks	20,505			13,517
Accumulated other comprehensive loss, net of tax	(45,094)			(59,954)
Allowance for credit losses on loans	(10,992)			(9,059)
Other assets	62,387			43,699
Total assets	$2,154,199			$1,880,127

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$441,756	1.08%	2,369	$378,504	0.98%	1,832
Municipals	142,712	3.23	2,285	147,887	3.93	2,883
Money market	321,450	2.69	4,294	257,952	2.88	3,680
Savings	318,359	1.43	2,264	280,371	1.29	1,794
Time < $250	337,703	3.34	5,594	333,536	3.89	6,442
Time > $250	71,069	3.59	1,266	50,317	4.19	1,045
Total interest-bearing deposits	1,633,049	2.23	18,072	1,448,567	2.46	17,676
Short-term borrowings	76,249	3.59	1,358	59,300	3.90	1,145
Long-term debt	—	—	—	17,735	4.74	423
Subordinated debt	46,681	9.50	2,217	39,117	9.59	1,875
Total borrowings	122,930	5.86	3,575	116,152	5.98	3,443
Total interest-bearing liabilities	1,755,979	2.49	21,647	1,564,719	2.72	21,119
Non-interest-bearing deposits	224,958			192,067
Other liabilities	15,416			14,935
Shareholders' equity	157,846			108,406
Total liabilities and
shareholders' equity	$2,154,199			$1,880,127
Net interest rate spread		2.57%			2.13%
Margin/net interest income		3.00%	$31,690		2.60%	$24,429
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp.
Consolidated Selected Financial Data (unaudited)
Impact of Merger-Related Costs--GAAP to Non-GAAP Measure Reconciliation

(Dollars in thousands, except per share data)
	Three months ended,			Six months ended,
For the period:	6/30/2026	6/30/2025	Variance	6/30/2026	6/30/2025	Variance
Net income (GAAP)	$3,015	$3,883	$(868)	$5,780	$6,461	$(681)
Merger-related costs	3,084	—	3,084	3,972	—	3,972
Income tax benefit	(857)	—	(857)	(723)	—	(723)
Merger-related costs, net of tax	2,227	—	2,227	3,249	—	3,249
Net income excluding impact of merger-related costs (Non-GAAP)	$5,242	$3,883	$1,359	$9,029	$6,461	$2,568

Share and Earnings Per Share (EPS) Data:
Basic:
EPS using Net income (GAAP)	$0.61	$1.05	$(0.44)	$1.32	$1.74	$(0.42)
EPS using Net income excluding impact of merger-related costs (Non-GAAP)	$1.06	$1.05	$0.01	$2.06	$1.74	$0.32
Fully-diluted:
EPS using Net income (GAAP)	$0.60	$1.04	$(0.44)	$1.32	$1.74	$(0.42)
EPS using Net income excluding impact of merger-related costs (Non-GAAP)	$1.05	$1.04	$0.01	$2.06	$1.74	$0.32

Average common shares outstanding -basic	4,968,665	3,710,878		4,368,001	3,705,396
Average common shares outstanding -diluted	5,001,610	3,724,808		4,390,153	3,718,513

Selected Ratios:
Return on Average Assets (ROAA):
ROAA using Net income (GAAP)	0.50%	0.83%	-33 bp	0.54%	0.69%	-15 bp
ROAA using Net income excluding impact of merger-related costs (Non-GAAP)	0.88%	0.83%	5 bp	0.85%	0.69%	16 bp
Return on Average Equity (ROAE):
ROAE using Net income (GAAP)	6.65%	14.25%	-760 bp	7.38%	12.02%	-464 bp
ROAE using Net income excluding impact of merger-related costs (Non-GAAP)	11.56%	14.25%	-269 bp	11.54%	12.02%	-48 bp
Efficiency Ratio:
Efficiency Ratio (GAAP)	79.90%	66.39%	1351 bp	77.39%	68.43%	896 bp
Efficiency Ratio excluding impact of merger-related costs (Non-GAAP)	64.90%	66.39%	-149 bp	66.24%	68.43%	-219 bp